                                                                    EXHIBIT 99.1

                 SYMYX TECHNOLOGIES REPORTS 2003 FOURTH QUARTER
                         AND YEAR-END FINANCIAL RESULTS

SANTA CLARA, CALIFORNIA, FEBRUARY 10, 2004 - Symyx Technologies, Inc. (Nasdaq:
SMMX) today reported financial results for the fourth quarter and year ended December 31, 2003.

Revenue for the year ended December 31, 2003 was $63.0 million compared with $64.8 million in 2002, consisting of $38.7 million in service revenue from research collaborations, $14.5 million from Discovery Tools(R) product sales and $9.8 million in license fees and royalties. 2003 service revenue includes $1.7 million of revenue from Symyx Therapeutics, Inc., a related party. Income from operations during 2003 was $5.0 million, compared with $4.7 million in 2002. Diluted earnings per share for 2003 were $0.18, compared with $0.17 for 2002.

Revenue for the quarter ended December 31, 2003 was $18.6 million compared with $21.9 million in the same period in 2002, including $641,000 of revenue from Symyx Therapeutics, Inc. Income from operations during the fourth quarter 2003 was $3.5 million, compared with $4.0 million in the fourth quarter 2002. Diluted earnings per share were $0.11 in the fourth quarter 2003, compared with $0.10 in the fourth quarter 2002.

2003 research and development expenses were $40.1 million, including $1.7 million in expenses associated with Symyx Therapeutics, Inc., compared with $39.3 million in 2002. Cost of products sold in 2003 was $2.9 million compared with $6.2 million in 2002, reflecting the products delivered during the respective periods. Sales, general and administrative expenses in 2003 were $14.9 million compared with $14.6 million in 2002. The effective income tax rate for 2003 was 18%, due to the recognition of certain deferred income tax benefits in the fourth quarter of 2003.

Symyx ended the year 2003 with $138.7 million in cash, cash equivalents and available-for-sale securities compared to $118.0 million at December 31, 2002.

Symyx's intellectual property portfolio increased during 2003 by approximately 70 issued patents, to include more than 160 issued patents. In addition, Symyx has more than 400 patent applications on file worldwide, covering methodology, composition of matter, instrumentation and software.

2004 FINANCIAL OUTLOOK

Symyx maintains its 2004 revenue guidance of $85-$100 million, including approximately $60 million in revenue currently under contract, and income from operations of $8-18 million. Symyx expects total revenue for the first quarter of 2004 of $18-$20 million and diluted earnings per share of $0.03-$0.04. Symyx expects a 2004 effective income tax rate of approximately 40%.

Symyx also expects to generate positive cashflow from operations for the year 2004.


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CONFERENCE CALL AND WEBCAST

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, senior vice president and chief financial officer, will host a conference call at 11:00 a.m. ET, 8:00 a.m. PT, today, Tuesday, February 10, to discuss Symyx's business and financial results for 2003. A question and answer session will follow immediately. The dial-in number for domestic callers (including Canada) is 800-289-0529, and for international callers is 913-981-5523. A replay of the conference call will be available from 2 p.m. ET, 11:00 a.m. PT on February 10 and will be available for two weeks. To access the replay, the domestic dial-in number (including Canada) is 888-203-1112, and the international dial-in number is 719-457-0820, reservation number 260538. The replay will also be available through the investor section of Symyx's website at http://www.symyx.com. The conference call and replay are open to all interested parties.

Symyx develops and applies high-throughput experimentation to the discovery of innovative materials for the chemical, life science, electronics, consumer goods, and automotive industries. Symyx works with companies seeking to transform their search for better products and processes through research collaborations, Discovery Tools(R) sales, and license of materials, intellectual property, and software. Information about Symyx, including reports and other information filed by the Company with the Securities and Exchange Commission, is available at www.symyx.com.

Certain statements in this press release are forward-looking and involve risks and uncertainties. These may be identified by the use of forward-looking words or phrases such as "believe", "expect", "intend", "anticipate", "should", "planned", "forecast", "estimated", and "potential", among others. These forward-looking statements are based on Symyx's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Symyx notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Symyx's businesses include but are not limited to (1) market acceptance of Symyx's products and services; (2) uncertainties relating to the pace, quality or number of discoveries of new materials; (3) the dependence on collaborators to continue relationships and to successfully commercialize products; (4) uncertainties of patent protection and litigation; (5) future growth strategy; (6) general economic conditions in the United States and in major European and Asian markets; (7) exposure to risks associated with export sales and operations; (8) natural disasters, power failures and other disasters;
(9) and other factors that might be described from time to time in Symyx's filings with the Securities and Exchange Commission, including Symyx's Form 10-K annual report for 2002 and subsequently filed Form 10-Q quarterly reports.

                                       ##

FOR MORE INFORMATION:
Jeryl L. Hilleman
Senior Vice President &
Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
ir@symyx.com


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                            SYMYX TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                     DECEMBER 31,                     DECEMBER 31,
                                                               ------------------------          ------------------------
                                                                2003             2002             2003             2002
                                                               -------          -------          -------          -------
Revenue:
  Service revenue from collaborations                          $ 9,941          $ 8,727          $37,018          $35,397
  Service revenue - related party                                  641               --            1,671               --
  Product sales                                                  4,872           12,971           14,458           25,877
  License fees and royalties                                     3,184              185            9,816            3,547
                                                               -------          -------          -------          -------
     Total revenue                                              18,638           21,883           62,963           64,821

Operating expenses:
  Cost of products sold                                            905            3,591            2,937            6,239
  Research and development                                       9,478            9,829           38,387           39,307
  Research and development - related party                         641               --            1,671               --
  Sales, general and administrative                              4,077            4,477           14,933           14,592
                                                               -------          -------          -------          -------
     Total operating expenses                                   15,101           17,897           57,928           60,138
                                                               -------          -------          -------          -------
Income from operations                                           3,537            3,986            5,035            4,683

Interest income (expense), net                                     490              665            1,996            3,260
                                                               -------          -------          -------          -------
Income before income tax expense                                 4,027            4,651            7,031            7,943

Income tax expense                                                 269            1,502            1,290            2,657
                                                               -------          -------          -------          -------
Net income                                                     $ 3,758          $ 3,149          $ 5,741          $ 5,286
                                                               =======          =======          =======          =======
Basic net income per share                                     $  0.12          $  0.10          $  0.18          $  0.17
                                                               =======          =======          =======          =======
Shares used in computing basic net income per share             31,550           30,841           31,199           30,647
                                                               =======          =======          =======          =======
Diluted net income per share                                   $  0.11          $  0.10          $  0.18          $  0.17
                                                               =======          =======          =======          =======
Shares used in computing diluted net income per share           33,088           31,500           32,470           31,638
                                                               =======          =======          =======          =======



Note: Earning per share, or EPS, for each quarter is computed using the weighted-average number of shares outstanding during that quarter, while EPS for the fiscal year is computed using the weighted-average number of shares outstanding during the year. Thus, the sum of the EPS for each of the four quarters may not equal the EPS for the fiscal year.

                 SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (IN THOUSANDS)

                                                                DECEMBER 31,       DECEMBER 31,
                                                                    2003              2002
                                                                ------------       ------------
                                                                (UNAUDITED)          (NOTE)
Cash, cash equivalents and available-for-sale securities          $138,698          $118,020

Working capital                                                    131,154           118,363

Property and equipment, net                                         25,681            24,196

Total assets                                                       177,536           157,368

Current liabilities                                                 18,098            11,885

Stockholders' equity                                               159,438           145,483


NOTE: The selected consolidated balance sheet information at December 31, 2002 and the condensed consolidated statement of operations for the year ended December 31, 2002 have been derived from the audited financial statements at that date with certain reclassifications made to conform with current period presentation but do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


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